UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2005

    ONE LINK 4 TRAVEL, INC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-81922 (Commission File Number)	43-1941213 (IRS Employer Identification No.)

One Market Plaza, Spear Tower, Suite 3600, San Francisco, CA (Address of principal executive offices)	94105 (Zip Code)

        Registrant’s telephone number, including area code (415) 293-8277

        Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

        On April 1, 2005, One Link 4 Travel, Inc. (the “Company”) entered into an Acquisition Agreement (the “Agreement”) with Reservation Center, Inc., a California corporation (“RCI”), and the current shareholders of RCI, who are Cary Goldberg and Jerry Goldberg, as Trustee of the Goldberg Family Trust (collectively, the “RCI Shareholders”). Pursuant to the Agreement, the Company will acquire all of the issued and outstanding shares of RCI from the RCI Shareholders, and thereby will acquire all of the operations, assets and business of RCI.

        RCI is engaged in the business of travel reservations, hotel marketing and other travel-related services. Through their CCRA business unit, RCI provides a negotiated-preferred rate hotel program to travel agencies via a published directory, the CCRA Internet-based portal and proprietary travel distribution networks. RCI was founded in 1972 to provide a 24-hour call center service for travel agencies that it continues to provide today amongst other services.

        Subject to the terms and conditions of the Agreement, and effective as of April 8, 2005 or such other date as the parties may agree (the “Closing Date”), the Company and RCI will pay $4,705,000 in consideration of (i) the transfer of RCI shares to the Company by RCI Shareholders and (ii) the transfer by Cary Goldberg to RCI of certain goodwill pursuant to a Goodwill Purchase Agreement. As express conditions to the consummation of the transactions contemplated by the Agreement (i) the Company will enter into a warrant purchase agreement to acquire an outstanding warrant to purchase approximately 20% of RCI for $1,200,000; and (ii) the Company’s wholly owned subsidiary will enter into a purchase agreement to acquire certain business assets owned by a third party for a purchase price of $50,000, which assets are used to effect reservations and other travel related services necessary to RCI’s business operations. Accordingly, the total consideration for the Company’s purchase of RCI will be approximately $5,955,000, of which $4,150,000 will be paid in cash on the Closing Date, with the balance of $1,805,000 owed pursuant to promissory notes. The Company will need to obtain funding in order to complete the acquisition of RCI.

        Also, as conditions to the consummation of the transactions contemplated by the Agreement: (i) the Company will enter into non-competition agreements with each of Cary Goldberg and Jerry Goldberg pursuant to which Messrs. Goldberg will agree not to engage in the business of the Company or RCI for a period of five years, subject to certain terms and conditions, and (ii) RCI will enter into a consulting agreement with Cary Goldberg.

        Prior to entering into the Agreement, there was no material relationship between the Company or any of its affiliates and RCI or the RCI Shareholders.

Item 9.01.    Financial Statements and Exhibits

(a)     Financial statements of businesses acquired.
Not applicable.

(b)     Pro forma financial information.
Not applicable.

(c)     Exhibits.

None.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 5, 2005	ONE LINK 4 TRAVEL, INC By: /s/ F.W. Guerin F. W. Guerin Chief Executive Officer